OAK RIDGE MICRO-ENERGY MOVES INTO PHASE 3

Oak Ridge, TN - Oak Ridge Micro-Energy, Inc. (OTCBB: OKME) has completed its research and development phase and is entering phase 3 of the Company’s business plan.  In this phase, the Company will focus on marketing and licensing its patented thin-film battery (TFB) technology to suitable partners across all industries.  The Company has been in discussions with several multinational corporations who have expressed a keen interest in its TFB technology.

Oak Ridge Micro-Energy spent the first several years improving the original core TFB technology and has now reached the stage where the improvements and new developments required for product integration into the largest and most profitable markets have been accomplished. The new developments include an improvement of Lipon, the key material of the original thin-film battery, a new anode-cathode combination (the active battery components) which allows for record high temperature cycles of 170 degrees Celsius, a low voltage TFB that operates between 2 V and 1 V to better match the requirements of the semiconductor industry, and a packaged TFB that can survive the harsh conditions of solder reflow, a process commonly used in the semiconductor industry to manufacture integrated circuits.

The Company believes that its TFB is now ready for large-scale commercialization. It plans to move forward by retaining a top marketing company, which specializes in licensing in order to achieve the goal of integrating revolutionary TFB technology into as many applications and product lines as possible. Oak Ridge Micro-Energy currently is in discussion with several companies seeking a partnership or that have expressed interest in licensing its proprietary technology.

As part of the next step, the Company has entered an agreement to sell its research and development equipment and sub-lease its Oak Ridge facility.  This agreement allows the Company to have continued access to the equipment as may be needed for prototyping and testing by potential licensees and partners.

About Oak Ridge Micro-Energy Inc.

Oak Ridge Micro-Energy, Inc. develops and produces custom designed thin film lithium and lithium-ion batteries that are ideally suited for a variety of applications where a small power source is needed. These batteries can be fabricated on a variety of substrates as well as onto chips, chip carriers or multi-chip module packages. By using the available space on a ceramic package or a silicon die, the battery can provide the required power while occupying otherwise wasted space and adding negligible mass. The Company's batteries are intended for applications such as wireless sensors that operate in harsh environments, semiconductor diagnostic wafers, radio frequency identification (RFID) tags, semiconductor non-volatile memory chips, and advanced medical devices. Detailed information about Oak Ridge Micro-Energy Inc. may be obtained by visiting the company's Web site at http://www.oakridgemicro.com.

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Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.